UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2005 (July 26, 2005)

United Refining Company

(Exact name of registrant as specified in its charter)

Pennsylvania	333-35083	25-1411751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Bradley Street Warren, Pennsylvania	16365
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 726-4674

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 26, 2005, United Refining Company (the “Company”) issued a press release announcing an offer to exchange up to $25 million in aggregate principal amount of its 10 1/2% Senior Notes due 2012, which have been registered under the Securities Act of 1933, as amended, for its outstanding unregistered 10 1/2% Senior Notes due 2012. A copy of the press release is attached hereto as Exhibit 99.1

The terms of the registered notes are substantially identical in all respects (including principal amount, interest rate and maturity) to the terms of the unregistered notes for which they may be exchanged pursuant to the exchange offer, except that the registered notes:

•	will be freely transferable by holders thereof; and

•	will be issued free of any covenant regarding registration.

Like the unregistered notes, the registered notes will be the Company’s senior unsecured obligations and will rank equally with all of the Company’s existing and future senior unsecured obligations and senior to the Company’s subordinated indebtedness. The notes will be effectively subordinated to existing and future secured indebtedness to the extent of the assets securing that indebtedness. As with the unregistered notes, all of the Company’s existing direct and indirect subsidiaries have unconditionally guaranteed the registered notes on a senior unsecured basis. These subsidiary guarantees rank equally with all existing and future senior unsecured obligations of the subsidiary guarantors and will be effectively subordinated to existing and future secured indebtedness of the subsidiary guarantors to the extent of the assets securing that indebtedness.

The exchange offer will expire at 5:00 p.m., New York City time, on August 25, 2005, unless extended by the Company.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

99.1	Press Release of the Company dated July 26, 2005, with respect to the note exchange offer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 26, 2005	UNITED REFINING COMPANY

	By:	/s/ James E. Murphy
	Name:	James E. Murphy
	Title:	Vice President and Chief Financial Officer